MRU HOLDINGS INCORPORATED

Investor Presentation: Pricing of MRU's Private Student Loan Securitization

July 7, 2008

NASDAQ: UNCL

Disclaimer and Disclosure Statement

Except for historical information contained herein, this presentation contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about MRU Holdings, Inc. ("MRU" or the "Company") and its industry, including portfolio growth, projected demand for loans and financing plans. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. Those risks, uncertainties and other factors are described in the Company's filings with the Securities and Exchange Commission under the heading "Item 1A. Risk Factors" contained in the Company's Form 10-Q for the Quarterly Period ended March 31, 2008. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. This presentation also contains estimates and analysis of the student loan market, MRU's market penetration and the competitive position of MRU and MRU's competitors. These estimates are based on current information available to the Company and may not reflect other relevant information from sources not available to the Company that may be important to an investment decision. The information contained herein is for your convenience and general information only. Nothing herein constitutes investment advice or a recommendation with respect to any security and the Company provides no warranty as to the fitness of the such information for any purpose. The presentation is not an offer to sell any security and is not soliciting an offer to buy any security. Investors are urged to conduct their own research and analysis.

Highlights: MRU Student Loan Trust 2008-A

- MRU Student Loan Trust 2008-A priced on Wednesday, July 2, 2008
  - Closing, subject to customary closing conditions, expected on Thursday, July 10, 2008
- First securitization of private student loans by a finance company in 9 months
- Priced not only senior AAA-rated securities, but also subordinated credit tranches with ratings of AA, A, BBB and unrated securities as well
  - Demonstrates liquidity of MRU's private student loans
- Prefunding feature provides ability to finance $29 million additional private student loans – incremental liquidity as peak origination season starts
- We attribute the success of the transaction to:
  - The quality of our origination infrastructure and our unique approach to underwriting private student loans which has resulted in better portfolio performance than competitors
  - Greater transparency with investors around portfolio composition than other issuers and previous transactions have provided
- MRU is now the only private student loan company with established market access in the current securitization market environment
- MRU has already adjusted interest rates on future originations to ensure adequate profit margin given current market cost of funding

MRU HOLDINGS INCORPORATED

Economics of the Transaction

Bond Class	Principal Balance ($'s in MM)	Expected S&P Rating	Advance Rate (1)	Yield to Investors (2)
A-1A (3)	$25.000	AAA		Swaps + 4.0%
A-1B	$75.322	AAA	64%	3ML + 4.0%
B	$7.477	AA	70%	3ML + 5.5%
C	$9.036	A	77%	3ML + 7.5%
D	$7.789	BBB	83%	3ML + 10.0%
All Investment Grade Bonds	$124.624			3ML + 4.83% (4)

- MRU also placed a $16 MM unrated tranche that was sold at a discount to finance a portion of the residual interest in the transaction

(1) Advance Rate is cumulative bond principal balance net of liquidity reserve deposits divided by collateral principal balance.

(2) Yield to Investors takes sale of securities at a discount into account. 3ML means 3-month LIBOR.

(3) Class A-1A is a fixed rate security; other classes are floating rate. Fixed rate interest rate exposure is hedged with purchase of interest rate floors.

(4) Combined yield of all investment grade bonds issued , assuming all AAA bonds were issued as floating rate. Combined yield of all bonds issued given issuance of $25 million of fixed rates bonds is equivalent to 3ML + 5.06%, assuming interest rates perform according to forward curve and taking cost of interest rate floor into consideration.

MRU HOLDINGS INCORPORATED

Financing Provided by Transaction

- Principal balance of bonds issued: $140.9 MM
- Bond proceeds: $123.0 MM
  - Bond proceeds are less than principal balance of bonds due to sale of securities at a discount
- Cash available to finance collateral: $102.9 MM
  - After liquidity reserve deposits have been made from transaction proceeds
- Collateral to be financed:
  - At closing: approximately $96.5 MM
  - Additional collateral to be added during prefunding period: approximately $29.0 MM

MRU HOLDINGS INCORPORATED

Financial Impact of the Transaction

- Securitization will be accounted for as on-balance sheet
  - Flexibility to purchase interest rate hedges in the future, which we believe is necessary given issuance of fixed rate bonds, does not allow for sale treatment pursuant to FAS 140
  - Asset backed notes issued will be recorded as liabilities with transaction expenses capitalized
  - Liquidity reserves and prefunding will be recorded as restricted cash
  - Net transaction proceeds will be applied to reduce outstanding warehouse line balances
  - Loans securitized remain an asset on the balance sheet; no gain or loss on sale recorded
- Future securitizations are expected to be off-balance sheet (resulting in gain-on-sale accounting), so long as all securities issued are floating rate
- Because MRU accounts for private student loans at lower of cost or market (LOCOM), we project that we may need to reduce the carrying basis of our private loan portfolio given the cost of funds of the securitization
  - Projected LOCOM adjustment: ($10-12 million)
  - LOCOM adjustments are charged to earnings
- We also anticipate increasing the discount rate used to value the residual interest on our prior securitization which may lead to a residual writedown, and charge to earnings of $3-4 MM

Projected Future Private Loan Economics

Weighted Average Interest Rate	3ML + 9.00%
Cost of Funds (based on current ABS deal)	(3ML + 4.60%)
Servicing & Custodial Expense	(0.60%)
Net Interest Rate Spread	3.80%

- To adjust for increased cost of funds, MRU has increased its weighted average interest rate on new loans to 3-month LIBOR plus 9.00%
  - MRU will continue to granularly risk price its student loans, allowing borrowers with better credit to receive lower interest rates and charging higher interest rates for riskier borrowers
- Assuming that asset backed investors charge the same cost of funds in the future that they have for MRU Student Loan Trust 2008-A, there should be over 3% more net interest spread in future securitizations due to the increase in interest rates
- With over 3% more net interest spread, it may be possible to increase the investment grade advance rate up to 95%
  - Please note that securitization advance rates are determined in consultation with rating agencies and reflect both quantitative and qualitative factors which can change over time

Increase in Pricing Not Expected to Significantly Impact Borrower Behavior or Loan Demand

- MRU has increased the interest rate margins on its private student loans to approximately 3ML + 9.00% (approximately 11.8% APR currently)
  - MRU believes that this pricing is consistent with that of its competitors, who similarly have had to adjust for increased cost of funds, so no adverse selection should occur
  - Based upon average loan size of $13,000, an MRU borrower's monthly payment upon entry into repayment at current interest rates is projected to be $192
  - Each 1% increase in LIBOR will increase the monthly payment amount by $17
- Unlike almost every other major student lender, MRU focuses on debt-to-income ratio as a key underwriting parameter. As a result, MRU's portfolio is composed primarily of borrowers and co-borrowers who have low debt-to-income ratios, and hence a greater ability to withstand variability in interest rates.
- Currently, MRU is experiencing approximately 75% year-over-year increase in demand for its private student loans with no major increase in marketing
  - Fewer finance companies and banks offering student loans
  - Alternative products used to finance education, such as HELOC's, have become more expensive and less available, so more students and their parents are increasingly turning to private student loans.
  - Fundamental changes in the market for refinancing other consumer loans through HELOC's and mortgages means that prepayment rates will likely be lower as well

MRU HOLDINGS INCORPORATED

Projected Future Business Profitability

Residual Discount Rate	12%		15%		20%	
Avg Loan Principal Balance	$13,000	100.0%	$13,000	100.0%	$13,000	100.0%
Origination Fee	$780	6.0%	$780	6.0%	$780	6.0%
MRU Cash Basis in Loan	($12,220)	(94.0%)	($12,220)	(94.0%)	($12,220)	(94.0%)
Bond Proceeds	$12,350	95.0%	$12,350	95.0%	$12,350	95.0%
Net Cash from Securitization	$130	1.0%	$130	1.0%	$130	1.0%
PV of Residual Cash Flow	$2,899	22.3%	$2,379	18.3%	$1,768	13.6%
Revenue to MRU	$3,029	23.3%	$2,509	19.3%	$1,898	14.6%
Est. FY09 Cost to Originate	($1,235)	(9.5%)	($1,235)	(9.5%)	($1,235)	(9.5%)
Est. MRU Margin per loan	**$1,794**	**13.8%**	**$1,274**	**9.8%**	**$663**	**5.1%**

- If MRU charges average origination fees of 6.0%, its cash basis in the future loans it will originate will be 94% of the principal balance of the loan
- A securitization with a 95% advance rate will provide MRU with cash equal to 1% of the principal balance
- PV of the residual cash flow is projected to be between 13.6% (at 20% discount rate) and 22.3% (at 12%)
  - MRU may be able to monetize a portion of this residual value, as it has done so in the past, in order to increase cash available for operations
  - If prepayments on private student loans increase in the future, the present value of residual cash flow could decrease
- Given a cost to originate of 8.0%, MRU expects to have a profit margin between 5.1% and 13.8%
  - MRU expects cost to originate will continue to decline as volume increases and with greater operational efficiencies, further expanding its profit margin

MRU HOLDINGS INCORPORATED

Summary

- Unlike the decision to buy a house or a car, which consumers may opt to defer until better times, not paying tuition is not a practical option for most currently enrolled college and graduate students
- Cost of attendance for college has continued to outpace inflation and is projected to grow by 6-7% this coming year
- Because of the current macroeconomic environment, demand for student loans is stronger than ever
- As the pricing of our securitization demonstrates, MRU continues to make progress in this difficult market

MRU HOLDINGS INCORPORATED